UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2006

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-27549 (Commission File Number)	88-0362112 (IRS Employer Identifica-tion No.)

7150 West Erie Street, Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 889-9999

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Skye International, Inc. (“Skye” or the “Company”) was advised on June 2, 2006 after the close of business that its independent auditors, Semple & Cooper, LLP, were resigning their engagement to audit the financial statements of the Company for 2005. A copy of their resignation letter is attached as Exhibit 16.1 to this filing.

On June 2, 2006, the Company has engaged the firm of Moore and Associates, Chartered Accountants and Advisors, to audit the financial statements of the Company for 2005, subject to approval of the Audit Committee, which subsequently approved the engagement on June 3, 2006.

The resignation of Semple & Cooper was accepted, but was not encouraged or recommended, by Skye’s Board of Directors and Audit Committee. As noted above, the engagement of Moore and Associates has been approved by both the Skye Board and Audit Committee.

Semple & Cooper has advised the Company that it intends to provide a letter explaining the reasons for its resignation. A copy of that letter will be filed as an exhibit to this Form 8-K by amendment.

There were no other “reportable events” as that term is described in Item 304(a)(1)(iv) of Regulation S-B occurring within the registrant’s two most recent fiscal years and the subsequent interim period ending June 2, 2006.

During the registrant’s two most recent fiscal years and through June 2, 2006, the date prior to the engagement of Moore and Associates, neither the registrant nor anyone on its behalf consulted Moore and Associates regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s consolidated financial statements.

The audit report of the Company’s independent auditors for 2004, Shelley International, CPA on the financial statements as of December 31, 2004 and for the two years then ended contained a separate paragraph stating: “The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  The Company has experienced losses since inception.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.” The firm of Semple & Cooper did not issue any reports on the Company’s financial statements, and accordingly contained no adverse opinions, disclaimers or similar matters.

Item 5.02. Departure of Directors or Principal Officers.

On June 3, 2006, Sandra Ribble, who had served as Controller since February and was expected to become the Chief Financial Officer of the Company commencing June 1, 2006, as an independent contractor, declined to accept the latter position and resigned her position as Controller to accept a position with another company. The Company has not appointed a replacement at this time and is evaluating potential candidates.

Item 8.01. Other Events.

Due to the change in independent auditors and Controller, the Company is unable to predict when it will be able to file its amended and restated Annual Report on SEC Form 10-KSB/A 2004, its Annual Report on SEC Form 10-KSB for 2005 and its Quarterly Report for the Quarter Ended March 31, 2006 on SEC Form 10-QSB. The Company will endeavor to file those reports on or before June 22, 2006, but can not assure it will be able to do so in light of recent events. As a result, there can be no assurance that the Company will be able to obtain listing on the OTC Bulletin Board of its securities or when that event may occur.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Document
16.1	Letter from Semple & Cooper, LLP dated June 2, 2006

Safe Harbor

This report includes forward-looking statements that can generally be identified by phrases such as SKYE or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Risks and uncertainties include, but are not limited to: the ability of the Company to bring its SEC reports current, the ability to obtain listing of the Company’s shares on the OTC Bulletin Board or any other trading system, general economic conditions and conditions in the markets we address; the substantial losses the company has incurred to date; demand for and market acceptance of new products; successful development of new products; the timing of new product introductions and product quality; the company's ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability of our customers to manage inventory; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation and the demands it may place on the time and attention of company management; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.
June 7, 2006	By:
Gregg C. Johnson, Secretary